UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 31, 2018

SKYLINE CHAMPION CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdictions of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

P. O. Box 743, 2520 By-Pass Road

Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Skyline Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note.

On June 1, 2018, Skyline Champion Corporation (formerly known as Skyline Corporation) (“Skyline” or the “Company”) and Champion Enterprises Holdings, LLC (“Champion Holdings”) completed the transactions contemplated by the Share Contribution & Exchange Agreement (the “Exchange Agreement”), dated as of January 5, 2018, by and between Skyline and Champion Holdings. Under the Exchange Agreement, (i) Champion Holdings contributed to Skyline all of the issued and outstanding shares of capital stock of Champion Holdings’ wholly-owned operating subsidiaries, Champion Home Builders, Inc., a Delaware corporation (“CHB”), and CHB International B.V., a Dutch private limited liability company (“CIBV”) (the shares of stock of CHB and CIBV contributed to Skyline, the “Contributed Shares”), and (ii) in exchange for the Contributed Shares, Skyline issued to the members of Champion Holdings, in the aggregate, 47,752,008 shares of Skyline common stock, $0.0277 par value per share (“Skyline Common Stock”) (such issuance, the “Shares Issuance”). Immediately following the Shares Issuance, the members of Champion Holdings collectively held 84.5%, and Skyline’s pre-closing shareholders collectively held 15.5%, of the issued and outstanding common stock of Skyline on a fully-diluted basis. The contribution of the Contributed Shares by Champion Holdings to Skyline, and the Shares Issuance by Skyline to the members of Champion Holdings are collectively referred to herein as the “Exchange.” In connection with the closing of the Exchange, Skyline filed the Company Charter Amendment (described below) and changed its name to “Skyline Champion Corporation.”

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Exchange, on June 1, 2018 (the “Closing Date”), the Company, certain funds, each of which is affiliated with one of Bain Capital Credit, LP, Centerbridge Partners, L.P. or MAK Capital (such funds, collectively, the “Sponsors”), and certain other parties entered into various ancillary agreements governing the activities of the parties in respect of the Company after the closing of the Exchange.

Registration Rights Agreement

On the Closing Date, the Company, the Sponsors, Champion Holdings and certain other parties entered into a registration rights agreement (the “Registration Rights Agreement”) providing for, among other things, customary demand registration rights in favor of the Sponsors and “piggyback” registration rights in favor of the Sponsors, other members of Champion Holdings and Arthur J. Decio.

Investor Rights Agreement

On the Closing Date, the Company, the Sponsors and Champion Holdings entered into an investor rights agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides for, among other things, certain information rights and certain agreements relating to the composition of the board of directors of the Company (the “Board”), including that the initial Board as of June 4, 2018 consists of two directors nominated by the Company pursuant to the Exchange Agreement and nine directors nominated by the Sponsors.

Transition Services Agreement

On the Closing Date, the Company and Champion Holdings entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which the Company will provide certain services to Champion Holdings beginning on the Closing Date, including accounting and financial reporting services, tax services, cash and capital management services and services relating to Champion Holdings’ members and liquidation.

Credit Agreement

On June 5, 2018, the Company and CHB entered into a credit agreement with Citizens Bank, N.A., as administrative agent and collateral agent, and the other financial institutions party thereto (the “Credit Agreement”), providing for a $100.0 million revolving credit facility (the “Revolving Credit Facility”), including a $45.0 million letter of credit sub-facility.

The initial borrowings under the Revolving Credit Facility were used to refinance CHB’s existing $46.9 million term loan facility and replace CHB’s existing cash collateralized stand-alone letter of credit facility. The Revolving Credit Facility may be utilized for working capital, capital expenditures, permitted acquisitions, restricted payments and other general corporate purposes.

The Revolving Credit Facility matures on June 5, 2023, and has no scheduled amortization.

The interest rate under the Revolving Credit Facility adjusts based on the first lien net leverage ratio of the Company and its subsidiaries. For the first two full fiscal quarters following the closing of the Revolving Credit Facility, the annual interest rate will be LIBOR plus 1.75% or ABR plus 0.75%, at the election of CHB. Thereafter, the interest rate will adjust based on the first lien net leverage of the Company and its subsidiaries from a high of LIBOR plus 2.25% and ABR plus 1.25% when first lien net leverage is equal to or greater than 2.00:1.00, to a low of LIBOR plus 1.50% and ABR plus 0.50% when first lien net leverage is below 0.50:1.00. In addition, for the first two full fiscal quarters following the closing under the Revolving Credit Facility, the commitment fee rate will be 0.30%. Thereafter, CHB will be obligated to pay a commitment fee ranging between 0.40% and 0.25% (depending on first lien net leverage) in respect of unused commitments under the Revolving Credit Facility.

The Revolving Credit Facility is guaranteed, on a joint and several basis, by the Company and each of the Company’s material wholly-owned U.S. subsidiaries other than CHB (subject to certain exceptions) (the “Subsidiary Guarantors”) and is secured by a first priority security interest in substantially all of the Company’s, CHB’s and the Subsidiary Guarantors’ assets (subject to certain exceptions).

Optional prepayments under the Revolving Credit Facility are permitted, in whole or in part, with prior notice, without premium or penalty (except LIBOR breakage costs). The Revolving Credit Facility requires mandatory prepayments, without any corresponding permanent reduction in revolving commitments, (a) subject to the right of reinvestment and certain other exceptions, in amounts equal to 100% of the net cash proceeds from certain asset sales and casualty and condemnation events and (b) subject to certain exceptions, in amounts equal to 100% of the net cash proceeds of certain indebtedness, the incurrence of which was not permitted under the Revolving Credit Facility at the time incurred.

Subject to certain conditions and requirements set forth in the Revolving Credit Facility, CHB may request one or more incremental term loan facilities, one or more incremental revolving credit facility tranches and/or one or more increases in the commitments under the Revolving Credit Facility, respectively, in an aggregate amount up to (i) $85.0 million (less the amount of incremental equivalent debt and certain other debt incurred under the foregoing fixed amount) plus (ii) the aggregate amount of certain voluntary prepayments of, and debt buybacks to the extent repaid and/or cancelled in connection therewith, with respect to incremental facilities that rank pari passu in right of security on the collateral with the obligations under the Revolving Credit Facility and certain prepayments of the Revolving Credit Facility to the extent accompanied by concurrent commitment reductions in respect thereof plus (iii) an unlimited additional amount if, on a pro forma basis after the incurrence of such amount (x) such incremental facility ranks pari passu in right of security on the collateral with the obligations under the Revolving Credit Facility, the first lien net leverage ratio as of the last day of the most recently ended test period does not exceed the level that is 0.25x below the first lien net leverage ratio required by the financial covenant as in effect for the most recent test period, (y) such incremental facility ranks junior in right of security on the collateral to the obligations under the Revolving Credit Facility, the secured net leverage ratio as of the last day of the most recently ended test period does not exceed 4.00:1.00 and (z) such incremental facility is unsecured or secured solely by assets not constituting collateral, the total net leverage ratio as of the last day of the most recently ended test period does not exceed 4.00:1.00.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including restrictions (subject to customary exceptions, qualifications and baskets) on the ability of the Company and its subsidiaries to incur additional indebtedness, issue certain types of stock, pay dividends or distributions on, redeem, repurchase or retire capital stock, make payments on, or redeem, repurchase or retire indebtedness, make investments, loans, advances or acquisitions, enter into sale and leaseback transactions, engage in transactions with affiliates, create liens, transfer or sell assets, guarantee indebtedness, create restrictions on the payment of dividends or other amounts from their subsidiaries, and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries, and events of default.

In addition, the Credit Agreement includes a maximum first lien net leverage ratio for the benefit of the revolving lenders set at a level of 3.00 to 1.00 through the first anniversary of the closing date, and 2.75 to 1.00 thereafter, subject to an upward adjustment to 3.00 to 1.00 for the subsequent four fiscal quarters upon the consummation of a material acquisition. Such financial covenant is subject to an equity cure.

The foregoing descriptions of the Registration Rights Agreement, the Investor Rights Agreement, the Transition Services Agreement and the Credit Agreement are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of such agreements, copies of which are included as exhibits hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition of CHB and CIBV. Under the Exchange Agreement, Champion Holdings contributed to Skyline the Contributed Shares and, in exchange therefor, Skyline issued to the members of Champion Holdings the Skyline Common Stock in the Shares Issuance.

The foregoing description of the Exchange Agreement and the Exchange does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 5, 2018, which is incorporated into this Item 2.01 by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 — Credit Agreement — of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 31, 2018, the Company filed a Form 8-A with the SEC in connection with the transfer of listing of Skyline Common Stock from the NYSE American to the New York Stock Exchange (the “NYSE”). Also on May 31, 2018, the NYSE approved for listing the Skyline Common Stock. On June 4, 2018, the Skyline Common Stock began trading on the NYSE.

A copy of the press release issued by the Company announcing the transfer to the NYSE is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued 47,752,008 shares of Skyline Common Stock to the members of Champion Holdings in consideration for the contribution by Champion Holdings to Skyline of the Contributed Shares. Such shares of Skyline Common Stock have not been registered under the Securities Act or any state securities laws. The Shares Issuance was made in reliance on an exemption from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the Shares Issuance does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 5, 2018, which is incorporated into this Item 3.02 by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

The disclosure set forth below under Item 5.03 is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 4, 2018, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for fiscal year ending March 30, 2019, subject to completion of E&Y’s standard client acceptance procedures and execution of an engagement letter. In connection with the selection of E&Y, also on June 4, 2018, Skyline informed Crowe Horwarth LLP (“Crowe”) that it was dismissed as the Company’s independent registered public accounting firm as of the date thereof. E&Y has been engaged by Champion Holdings as its independent auditor since June 2006.

Prior to the appointment of E&Y, neither the Company nor anyone on its behalf had consulted with E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any other matter or reportable event listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

During the periods from June 1, 2015 through May 31, 2016, June 1, 2016 through May 31, 2017 and subsequently during the period from May 31, 2017 through the date of Crowe’s dismissal, the Company had no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of Crowe, would have caused Crowe to make reference thereto in its reports on the financial statements for such periods. During the same periods, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Crowe’s audit reports on the financial statements of the Company for the two most recent fiscal years ended May 31, 2017, and May 31, 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the audit report on the financial statements of the Company as of and for the fiscal year ended May 31, 2017, which identified a material weakness in the Company’s internal control over financial reporting as of May 31, 2017 as it relates to the accuracy and valuation of raw material and inventories.

The Company provided Crowe with a copy of the above disclosure and requested that Crowe furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company above. A copy of Crowe’s letter dated June 5, 2018 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 1.01, Item 2.01, Item 3.02 and Item 5.02 are incorporated herein by reference.

On the Closing Date, the Company and Champion Holdings completed the Exchange. Immediately following the Shares Issuance on the Closing Date, the members of Champion Holdings collectively held 84.5% of the voting power of all classes of capital stock of the Company, the majority of which is held by the Sponsors.

As previously announced, pursuant to the Exchange Agreement and the Investor Rights Agreement, nine directors of the post-closing Board were nominated by the Sponsors, which appointments were effective on June 4, 2018.

The foregoing summary of the Exchange Agreement and Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 5, 2018, which is incorporated into this Item 5.01 by reference herein, and the Investor Rights Agreement, a copy of which is included as an exhibit hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Resignation of Directors

On the Closing Date, in accordance with the terms of the Exchange Agreement, each director of Skyline, other than Messrs. Richard W. Florea and John C. Firth, the two directors nominated by the Company prior to the closing of the Exchange to serve on the Board after the closing, delivered to the Company notices of their respective resignations from the Board and the boards of directors of the Company’s subsidiaries on which they serve, in each case, effective on June 4, 2018. Such resigning directors are Messrs. Arthur J. Decio, Thomas L. Eisele, Matthew W. Long, John W. Rosenthal Sr. and Samuel S. Thompson (collectively, the “Resigning Directors”). The Resigning Directors resigned in connection with the closing of the Exchange and no Resigning Director’s resignation is due to a disagreement with the Board or management or on any matter relating to the Company’s operations, policies or procedures.

Appointment of Directors

In accordance with the terms of the Exchange Agreement, effective June 1, 2018, the Company amended and restated the by-laws of the Company to expand the size of the Board to eleven directors. In accordance with the terms of the Exchange Agreement and the Investor Rights Agreement, and pursuant to the Amended and Restated By-Laws (as defined below), the Board, acting by the affirmative vote of the majority of directors of the Board, elected the following nine directors nominated by the Sponsors to the Board, effective on June 4, 2018, to fill the vacancies created by the resignation of the Resigning Directors and the newly created directorship positions on the Board (collectively, the “New Directors”):

Name	Position
Keith Anderson	Chief Executive Officer, Director
Timothy Bernlohr	Chairman of the Board, Director
Michael Bevacqua	Director
Michael Kaufman	Director
Daniel R. Osnoss	Director
Gary Robinette	Director
Ian Samuels	Director
David Smith	Director
Michael Treisman	Director

On June 4, 2018, the Board appointed (i) Messrs. Robinette (Chair), Bevacqua, Osnoss and Kaufman to serve on the Compensation Committee of the Board, (ii) Messrs. Bernlohr (Chair), Firth and Robinette to serve on the Audit Committee of the Board and (iii) Messrs. Firth (Chair), Treisman, Samuels and Smith to serve on the Governance and Nominating Committee of the Board.

Each of Messrs. Bevacqua, Kaufman, Osnoss, Samuels, Smith and Treisman were nominated by an affiliated Sponsor. Messrs. Bernlohr, Bevacqua, Osnoss, Robinette and Smith each currently serve as a member of the Board of Managers of Champion Holdings.

In connection with the Exchange, the Sponsors entered into an Amended and Restated Coordination Agreement, dated as of May 31, 2018 (the “Coordination Agreement”), which provides for, among other things, certain agreements among the Sponsors relating to the composition of the Board.

The information set forth above under Item 1.01—Investor Rights Agreement—of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

Upon the effectiveness of the appointment of each New Director to the Board on June 4, 2018, each of the New Directors entered into an indemnification agreement with the Company providing each New Director with customary indemnification rights in his capacity as a member of the Board.

The foregoing descriptions of the Exchange Agreement, the Investor Rights Agreement, the Coordination Agreement and the indemnification agreements are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Exchange Agreement (including the exhibits attached thereto), a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 5, 2018, and the Investor Rights Agreement, the Coordination Agreement and the form of indemnification agreement, copies of which are included as exhibits hereto.

Except as otherwise set forth in this Item 5.02 of this Current Report on Form 8-K, there is no arrangement or understanding between any of the New Directors and any other persons or entities pursuant to which any of the New Directors were appointed to the Board.

Except as otherwise set forth in this Item 5.02 of this Current Report on Form 8-K, there are no transactions between the Company and any New Director that require disclosure under Item 404(a) of Regulation S-K.

Executive Officers

In accordance with the terms of the Exchange Agreement, effective upon the Closing Date, the following officers of Skyline were removed, without cause, from their positions as officers of the Company: Richard W. Florea, President and Chief Executive Officer; Jon S. Pilarski, Vice President, Finance & Treasurer, Chief Financial Officer; Martin R. Fransted, Corporate Controller and Secretary; Jeffrey A. Newport, Chief Operating Officer; Robert C. Davis, Vice President, Manufacturing; and Terrence M. Decio, Vice President, Marketing and Sales.

On the Closing Date, effective upon the closing of the Exchange, the Board appointed new executive officers of the Company. The names of such executive officers and their respective positions are as follows:

Name	Age	Position
Keith Anderson	56	Chief Executive Officer
Laurie Hough	48	Executive Vice President, Chief Financial Officer and Treasurer
Roger Scholten	63	Senior Vice President, General Counsel and Secretary
Mark Yost	45	Executive Vice President
Timothy Burkhardt	46	Chief Accounting Officer, Vice President and Controller

Biographical information for each of the foregoing newly appointed officers of the Company is set forth below.

Name	Biographical Information
Keith Anderson	Keith Anderson was, from June 2015 through October 30, 2016, the President and Chief Executive Officer of Champion Holdings and the CEO of CHB. As of November 1, 2016, Mr. Anderson is the Chief Executive Officer of both Champion Holdings and the CEO of CHB. Mr. Anderson was a member of Champion Holdings’ board of managers since June 2013. Since 2016 he has served on the board of managers of Southwest Stage Funding, LLC d/b/a Cascade Financial Services. He has also been a director of the non-profit Manufactured Housing Institute since 2015. Prior to joining Champion Holdings, Mr. Anderson was EVP and COO of Walter Investment Management Corp. from June 2012 to November 2014. From November 1995 to June 2012, Mr. Anderson held various executive management positions at GreenTree Servicing, LLC and was President and CEO when he left. Mr. Anderson holds a B.S. in Accounting from Illinois State, and an M.B.A. from Depaul University.

Laurie Hough	Laurie Hough is, since October 2016, the Senior Vice President and Chief Financial Officer of both Champion Holdings and CHB. Previously, Ms. Hough served as VP and Controller of Champion Holdings and CHB from July 2013 to October 2016, and VP of Accounting & Financial Reporting from October 2010 to July 2013. Prior to her time at Champion Holdings, Ms. Hough was Manager of Financial Consolidations at Chrysler Group LLC and Audit Manager at PwC. Ms. Hough is a licensed CPA and obtained her B.S. in Accounting from Oakland University.

Roger Scholten	Roger Scholten is, since October 2007, the Senior Vice President and General Counsel of both Champion Holdings and CHB. Mr. Scholten obtained his B.A. in Public Management from Northwestern College and his J.D. and Masters in Public Affairs from the University of Iowa.

Mark Yost	Mark Yost is, since 2013, the Executive Vice President of both Champion Holdings and CHB. Mr. Yost obtained his B.A. in Business and Accounting from the University of Michigan, Dearborn, and a M.B.A from the Ross School of Business at the University of Michigan, Ann Arbor.

Timothy Burkhardt	Timothy Burkhardt is, since October 2016, the Vice President and Controller of both Champion Holdings and CHB. Previously, Mr. Burkhardt served as Director of Financial Reporting of Champion Holdings from October 2012 to October 2016. Mr. Burkhardt is a licensed CPA and obtained his B.A. and M.B.A. in Accounting from Michigan State University.

In connection with the Company’s appointment of the executive officers, the Company or one of subsidiaries has entered into employment agreements, each effective as of June 4, 2018, with Ms. Hough, Mr. Scholten and Mr. Yost. Mr. Anderson’s existing employment agreement was amended and restated effective as of June 4, 2018.

Pursuant to the terms of their respective employment agreements, Mr. Anderson, Ms. Hough, Mr. Scholten and Mr. Yost are entitled to receive the annual base salaries listed opposite each such executive officer’s name in the table below, and, also pursuant to their respective employment agreements, each such executive officer is eligible for an annual bonus based on the achievement of certain performance objectives, with a target and maximum annual bonus opportunity as set forth in the table below. Although Mr. Burkhardt is not a party to an employment agreement with the Company, his annual base salary and target and maximum bonus percentages, each as of June 4, 2018 are also set forth in the table below.

Executive Officer	Annual Base Salary	Annual Bonus (as a percentage of annual base salary)
		Target	Maximum
Keith Anderson	$625,000	100%	200%
Laurie Hough	$375,000	75%	150%
Roger Scholten	$375,000	60%	120%
Mark Yost	$475,000	80%	160%
Timothy Burkhardt	$250,000	50%	100%

If the employment of any of Mr. Anderson, Ms. Hough, Mr. Scholten or Mr. Yost is terminated other than for cause or if any such executive officer resigns for good reason (as such terms are defined in the respective employment agreements), such executive officer will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants applicable to him or her, continued salary for a period of twelve (12) months following termination, contributions to the premium cost of such executive officer’s participation in group medical and dental plans for twelve (12) months following termination, and any awarded but unpaid annual bonus compensation for the fiscal year prior to the year in which such termination occurs. The respective employment agreements for each of Mr. Anderson, Ms. Hough, Mr. Scholten, and Mr. Yost also contain certain customary restrictive covenants with respect to protection of confidential information and documents, assignment of intellectual property rights, as well as customary provisions regarding the reimbursement of business expenses. Champion’s travel policy allows for the reimbursement of Mr. Burkhardt’s eligible expenses.

Prior to the Closing Date, each of Mr. Anderson, Ms. Hough, Mr. Scholten and Mr. Yost held awards of Class C Units in Champion Holdings, which were subject to both time- and performance-based vesting restrictions. For certain of these awards, all the time-vesting restrictions had lapsed. Prior to the Closing Date, Mr. Burkhardt held an award of Class C Units of Champion Holdings, which was subject to performance-based vesting. Prior to the Closing Date, such awards were amended and restated to permit the exchange of Class C Units for shares of Skyline Common Stock. Prior to the Closing Date, such executive officers entered into agreements with Champion Holdings (which agreements were assigned to the Company on June 4, 2018) subjecting the shares of Skyline Common Stock that the executive officers received in exchange for their Class C Units to certain time- and/or performance-based vesting restrictions, as applicable, in each case subject to such executive officer’s continued employment. For the portion of the awards of time-vesting Class C Units that were already vested on or before June 1, 2018, such Class C Units were exchanged for unrestricted shares of Skyline Common Stock.

Prior to the Closing Date, Champion Holdings also issued restricted Class A Unit awards in Champion Holdings to Ms. Hough and Mr. Burkhardt. The Class A Unit awards are subject to time-based vesting at 50% per year over two years from the occurrence of the initial offering contemplated by the Registration Rights Agreement, such vesting subject to their continued employment or service. In connection with the closing of the Exchange, certain of the Class A Units were exchanged for shares of Skyline Common Stock pursuant to the Class A Unit award agreement and a stock restriction agreement, and the stock restriction agreement was assigned to the Company on June 4, 2018. The stock restriction agreements maintain the same vesting terms for the shares of Skyline Common Stock subject to such agreements that applied to the Class A Units.

Upon the effectiveness of their appointments as executive officers of the Company, each of Mr. Anderson, Ms. Hough, Mr. Scholten, and Mr. Yost entered into the Company’s form of indemnification agreement, copy of which is included as Exhibit 10.4 hereto.

There is no arrangement or understanding between any of Mr. Anderson, Ms. Hough, Mr. Scholten, Mr. Yost or Mr. Burkhardt and any other persons or entities pursuant to which any of Mr. Anderson, Ms. Hough, Mr. Scholten, Mr. Yost or Mr. Burkhardt was appointed as an officer other than the Exchange Agreement and their respective employment agreement and indemnification agreements, as applicable. There are no family relationships between any of Mr. Anderson, Ms. Hough, Mr. Scholten, Mr. Yost or Mr. Burkhardt and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and there are no transactions between the Company and any of Mr. Anderson, Ms. Hough, Mr. Scholten, Mr. Yost or Mr. Burkhardt that require disclosure under Item 404(a) of Regulation S-K.

Amendment to Executive Employment Agreement with Richard W. Florea

On June 1, 2018, in accordance with the terms of the Exchange Agreement, Skyline entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) with Mr. Richard W. Florea, the former President and Chief Executive Officer of Skyline, which contained certain amendments to that certain Executive Employment Agreement effective as of June 25, 2015 between Skyline and Mr. Florea (the “Employment Agreement”). Pursuant to the Separation Agreement, Section 6(d) of the Employment Agreement was amended to remove provisions providing certain severance benefits upon a termination of Mr. Florea’s employment by Skyline without cause and without reference to a change in control of Skyline. In addition, the Separation Agreement also amended Section 7(b) of the Employment Agreement to provide that, if prior to the expiration of the term of the Employment Agreement the Company terminates Mr. Florea’s employment without cause, the Company shall pay to Mr. Florea as a severance benefit a lump sum in an amount equal to $556,200, less applicable withholding taxes. Under the original Section 7(b) of the Employment Agreement, a change in control severance benefit representing Mr. Florea’s then-current base salary was to be paid in quarterly installments for an 18-month period following the change in control, the first such installment was to have been paid on the first business day of the seventh month after the date on which Mr. Florea’s employment was terminated.

The foregoing summary of the amendments set forth in the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the consummation of the Exchange, the Company amended and restated its Articles of Incorporation (as amended, the “Amended and Restated Charter”) and By-Laws (as amended, the “Amended and Restated By-Laws”).

Amended and Restated Charter

The Amended and Restated Charter provides for, among other things, (i) the change in the name of the Company to “Skyline Champion Corporation” from “Skyline Corporation,” (ii) an increase in the number of authorized shares of Skyline Common Stock from 15,000,000 to 115,000,000 shares of Skyline Common Stock, and (iii) a provision stating that the number of members of the Board shall be as specified in the Company’s Amended and Restated By-Laws.

Amended and Restated By-Laws

The Amended and Restated By-Laws provide for, among other things, (i) a change in the Company’s fiscal year to a 52- or 53-week period that ends on the Saturday nearest March 31 in each year, (ii) an increase in the size of the Board to a maximum of eleven members and (iii) provisions permitting the Company to take advantage of certain exceptions in respect of the composition of the Company’s Nominating and Governance Committee and Compensation Committee of the Board that may be available to the Company while it is a controlled company, as defined in the NYSE Listed Company Manual.

The forgoing description of the Amended and Restated Charter and the Amended and Restated By-Laws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Charter and Amended and Restated By-Laws, copies of which are filed as Exhibit 3.01 and Exhibit 3.02, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference herein.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the completion of the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Share Contribution & Exchange Agreement dated January 5, 2018 by and among Skyline Corporation and Champion Enterprises Holdings, LLC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 5, 2018)*

3.1	Amended and Restated Articles of Incorporation of Skyline Champion Corporation, dated June 1, 2018

3.2	Amended and Restated By-Laws of Skyline Champion Corporation, dated June 1, 2018

4.1	Registration Rights Agreement, dated as of June 1, 2018, by and among Skyline Champion Corporation, Champion Enterprises Holdings, LLC, Arthur J. Decio, Sankaty Champion Holdings, LLC, Sankaty Credit Opportunities IV, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., CCP Champion Investors, LLC, MAK Champion Investment LLC, MAK-RO Capital Master Fund. L.P., and each other person party thereto

4.2	Investor Rights Agreement, dated as of June 1, 2018, by and among Skyline Champion Corporation, Champion Enterprises Holdings, LLC, Sankaty Champion Holdings, LLC, Sankaty Credit Opportunities IV, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., CCP Champion Investors, LLC, MAK Champion Investment LLC and MAK-RO Capital Master Fund. L.P.

10.1	Credit Agreement, dated as of June 5, 2018, by and among Skyline Champion Corporation, Citizens Bank N.A., as administrative agent and collateral agent, and the other financial institutions party thereto*

10.2	Transition Services Agreement, dated as of June 1, 2018, by and between Skyline Champion Corporation and Champion Enterprises Holdings, LLC

10.3	Amended and Restated Coordination Agreement, dated as of May 31, 2018, by and among Sankaty Champion Holdings, LLC, Sankaty Credit Opportunities IV, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., CCP Champion Investors, LLC, MAK Champion Investment LLC, MAK-RO Capital Master Fund. L.P.

10.4	Form of Indemnification Agreement

10.5	Confidential Separation Agreement and General Release dated June 1, 2018 between Richard W. Florea and Skyline Corporation.

16.1	Letter of Crowe Horwarth LLP, dated as of June 5, 2018

99.1	Press Release, dated June 4, 2018, issued by Skyline Champion Corporation

99.2	Press Release, dated May 17, 2018 issued by Skyline Corporation (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed May 17, 2018)

*	Schedules and/or Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

By:	/s/ Roger Scholten
Roger Scholten Senior Vice President, General Counsel and Secretary

Date: June 6, 2018